Exhibit 99.1

UNITY Biotechnology, Inc. Reports First Quarter 2024 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., May 14, 2024 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the first quarter ended March 31, 2024.

"Our team remains focused on the enrollment and execution of our Phase 2b ASPIRE study in diabetic macular edema, comparing UBX1325 (foselutoclax) against aflibercept," said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. "We were pleased to not only have been able to upsize our ASPIRE study to 50 patients as previously announced, but we also were able to extend the duration of the study to 36 weeks in order to better assess the durability of UBX1325 compared to aflibercept after final dosing at week 16. Patients and practitioners could benefit greatly from UBX1325 as a potentially new treatment option leveraging a new mechanism of action to help stave off or even reverse the vision loss from diabetic macular edema."

The Phase 2b ASPIRE study in DME is a multi-center, randomized, double-masked, active-controlled study designed to evaluate the safety and efficacy of UBX1325 in comparison to aflibercept. It is expected to enroll about 50 subjects, with 24-week data expected in the first quarter of 2025 and 36-week data expected in the second quarter of 2025. More information about ASPIRE (NCT06011798) can be found here.]

Recent and Upcoming Milestones

•
UBX1325 24-week safety and efficacy data from the Phase 2b ASPIRE DME study expected in the first quarter of 2025
•
UBX1325 36-week safety and efficacy data from the Phase 2b ASPIRE DME study expected in the second quarter of 2025

First Quarter Financial Results

Cash, cash equivalents and marketable securities totaled $38.3 million as of March 31, 2024 compared with $43.2 million as of December 31, 2023. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the third quarter of 2025.

Net loss for the three months ended March 31, 2024 was $5.8 million compared to $5.3 million for the three months ended March 31, 2023. Cash used in operations during the three months ended March 31, 2024 was $5.2 million compared to $11.3 million for the three months ended March 31, 2023.

Research and development expenses decreased by $2.1 million, to $3.7 million for three months ended March 31, 2024 from $5.8 million for the three months ended March 31, 2023. The decrease was primarily due to decreases of $1.6 million in direct research and development expenses mainly due to the completion of our UBX1325 BEHOLD and ENVISION studies with our sole emphasis on our UBX1325 ASPIRE study, $0.4 million in facilities-related costs primarily due to the sublease of our East Grand facility, and $0.1 million in personnel costs due to our reduced headcount and reduction in force.

General and administrative expenses decreased by $0.9 million, to $3.9 million for the three months ended March 31, 2024 from $4.8 million for the three months ended March 31, 2023. The decrease was primarily due to decreases of $0.4 million in personnel-related expenses due to the Company's reduced headcount, $0.3 million in professional fees and accounting service fees, and $0.2 million in operating costs mainly from the continuation of sublease income generated from the East Grand property.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks related to delay or disruption in the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 14, 2024, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2024	2023
	(Unaudited)
Operating expenses:
Research and development	3,721	5,760
General and administrative	3,878	4,798
Total operating expenses	7,599	10,558
Loss from operations	(7,599)	(10,558)
Interest income	513	855
Interest expense	—	(1,002)
Gain (loss) on warrant liability	1,376	5,491
Other income (expense), net	(80)	(65)
Net loss	(5,790)	(5,279)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable debt securities	(14)	101
Comprehensive loss	$(5,804)	$(5,178)
Net loss per share, basic and diluted	$(0.34)	$(0.37)
Weighted-average number of shares used in computing net loss per share, basic and diluted	16,785,090	14,312,887

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,430	$19,803
Short-term marketable securities	28,902	23,398
Prepaid expenses and other current assets	2,187	3,404
Total current assets	38,519	46,605
Property and equipment, net	4,851	5,082
Operating lease right-of-use assets	12,441	12,981
Long-term marketable securities	1,952	—
Long-term restricted cash	896	896
Other long-term assets	204	126
Total assets	$58,863	$65,690
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,398	$1,380
Accrued compensation	1,154	1,841
Accrued and other current liabilities	5,180	4,619
Total current liabilities	7,732	7,840
Operating lease liability, net of current portion	22,606	23,539
Warrant liability	4,537	5,913
Total liabilities	34,875	37,292
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	514,167	512,773
Accumulated other comprehensive gain	(38)	(24)
Accumulated deficit	(490,143)	(484,353)
Total stockholders’ equity	23,988	28,398
Total liabilities and stockholders’ equity	$58,863	$65,690

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